SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310 San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 5.02 below.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 3, 2014, ImageWare Systems, Inc. (the “Company”) announced the appointment of Mr. Jeffrey Harris as the Company’s senior vice-president of sales and marketing, effective December 1, 2014. A copy of the press release announcing the appointment of Mr. Harris is attached to this Current Report on Form 8-K as Exhibit 99.1.

Prior to his appointment, Mr. Harris served as a senior marketing consultant to Cisco and Checkpoint Systems, and, from 2006 to 2013, he served as the vice-president of sales and marketing for TrellisWare Technologies where he launched a highly successful mobile and networking products. Prior to TrellisWare, Harris held various senior roles for organizations in the Ultra Wideband marketplace, and lead advanced development and sales teams at Lockheed Martin and UUNet. Mr. Harris holds a B.S. and M.S. in electrical and computer engineering from George Mason University.

In connection with Mr. Harris’ appointment, on December 1, 2014, the Company and Mr. Harris entered into a one-year employment agreement (the “Harris Employment Agreement”), pursuant to which Mr. Harris will receive an annual base salary of $200,000 and will be eligible to participate in any Company bonus plan and awards under the Company’s Amended and Restated 1999 Stock Option Plan at the discretion of the Company’s Board of Directors. Mr. Harris will also be entitled to participate in such life insurance, disability, medical, dental, retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of similarly situated employees or its employees generally. Additionally, Mr. Harris will receive options to purchase 200,000 shares of the Company’s common stock on terms and conditions to be approved by the Compensation Committee of the Company’s Board of Directors.

The foregoing descriptions of the Harris Employment Agreement does not purport to be complete, and is qualified in its entirety by the full text of the Harris Employment Agreement, attached hereto as Exhibit 10.1, and is incorporated by reference herein. There are no arrangements or understandings in connection with the Company’s appointment of Mr. Harris, nor are there any related party transactions between the Company and Mr. Harris that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: December 5, 2014	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
10.1	Employment Agreement, dated December 1, 2014, by and between ImageWare Systems, Inc. and Jeffrey Harris
99.1	Press Release, dated December 3, 2014